Exhibit 99.1 - Press release issued May 6, 2005

1411 Third Street, PO Box 5004, Port Huron, MI 48061-5004

FOR IMMEDIATE RELEASE

Analysts Contact: Thomas Connelly
Director of Investor Relations
Phone: 248-458-6163

Media Contact: Timothy Lubbers
Director of Marketing & Corporate Communications
Phone: 810-887-4208

SEMCO ANNOUNCES CORRECTED ACCOUNTING CALCULATIONS

PORT HURON, MI, MAY 6, 2005 - SEMCO ENERGY, Inc. (NYSE:SEN) today announced that, to correct technical accounting calculations under applicable generally accepted accounting principles (GAAP), it is restating the Company’s audited financial statements for the fiscal year ended December 31, 2004. This is being done to remedy errors in how preference stock dividends impacted the calculations of Net income (loss) from continuing operations per share and Total comprehensive income (loss) which is contained in the Consolidated Statements Of Changes In Common Shareholders’ Equity. The unaudited financial statements for the fiscal quarters ended June 30, September 30, and December 31, 2004, are also being restated. Management, in consultation with the Audit Committee of the Company’s Board of Directors, determined that it is necessary to restate these calculations for the affected periods. All other annual and quarterly reported financial results are unaffected by the restatement including Net income (loss), Net income (loss) available to common stockholders, Income (loss) from continuing operations, the Consolidated Statement Of Financial Position and the Consolidated Statement Of Cash Flows.

As a result of this situation, management is also revising its statement relating to internal control over financial reporting as of December 31, 2004. This statement will now report a material weakness in such internal control with respect to these calculations. Management has committed to remediate reporting controls in the future by providing additional oversight in applying GAAP to these calculations.
George A. Schreiber, Jr., Company President and Chief Executive Officer, commented, “While reported earnings are correct, we made honest mistakes in applying the impact of preference stock dividends when calculating Net income (loss) from continuing operations per share and in the calculation of Total comprehensive income. We should have deducted preference stock dividends from the numerator of the per share calculation and we did not. Further, we should have excluded preference stock dividends in calculating Total comprehensive income and we didn’t do that either.”
Mr. Schreiber went on to say, “The inclusion of this per share calculation only became necessary during 2004 because of the discontinuance, for accounting purposes, of the Company’s construction services business, which was sold during the third quarter of that year. The calculation of Total comprehensive income (loss) is a required disclosure in the Consolidated Statements Of Changes In Common Shareholders’ Equity and is not part of Net income as reported in our Statement Of Operations. During final preparation of the Company’s Form 10-Q for the quarter ended March 31, 2005, these errors in applying GAAP came to our attention. We immediately reported this situation to the Audit Committee of the Board of Directors and began the corrective action process.”

Mr. Schreiber further stated: “Our investors, employees and customers should understand that all other financial results for those quarters and the fiscal year are accurate as reported. Correcting these calculations, while important, should not distract from all the progress the Company has made over the past year. We are on track to continue to improve the Company’s financial performance and implement our strategic objectives.”
The restatement of these reports has affected the printing and mailing of the Company’s 2004 Annual Report to its shareholders. The Company expects to reschedule its Annual Meeting of Shareholders in order to provide shareholders with an ample opportunity to review the corrected information and to consider the matters that will be brought before the meeting. The Board of Directors will meet next week to consider the appropriate timing for the meeting and to fix a new record date for shareholders entitled to vote at the meeting. Those dates will be announced as soon as practicable after the Board of Directors meeting.
The impact of the restatement is shown in the attached tables:

SEMCO ENERGY, Inc. distributes natural gas to more than 400,000 customers combined in Michigan, as SEMCO ENERGY GAS COMPANY, and in Alaska, as ENSTAR Natural Gas Company. It also owns and operates businesses involved in propane distribution, intrastate pipelines and natural gas storage in various regions of the United States.

The following is a "Safe-Harbor" statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties. Statements that are not historic facts, including statements about the Company's outlook, beliefs, plans, goals and expectations, are forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to, the effects of weather, the economic climate, competition, commodity prices, changing conditions in the capital markets, regulatory approval processes, success in obtaining new business, success in defending claims against the Company, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

SEMCO Energy, Inc.
Table 1
The impact of the restatement: Comprehensive income (loss)

	2004
	As	2004
	originally	As
Comprehensive income (loss)	reported	restated
(in thousands)

For the year ended December 31, 2004	$(8,849)	$(5,646)
For the three months ended December 31, 2004 (unaudited)	(663)	457
For the three months ended September 30, 2004 (unaudited)	(9,483)	(8,330)
For the nine months ended September 30, 2004 (unaudited)	(8,186)	(6,103)
For the twelve months ended September 30, 2004 (unaudited)	(2,803)	(720)
For the three months ended June 30, 2004 (unaudited)	(6,726)	(5,858)
For the six months ended June 30, 2004 (unaudited)	1,297	2,227
For the twelve months ended June 30, 2004 (unaudited)	(18,149)	(17,219)

SEMCO Energy, Inc.
Table 2
The impact of the restatement: Earnings per Share, Income from continuing operations
	2004
	As	2004
	originally	As
Earnings per Share, Income from continuing operations	reported	restated
(in thousands, except per share amounts)

For the year ended December 31, 2004
Basic	$0.15	$0.03
Diluted	0.12	0.03
Diluted Average Common Shares Outstanding	33,726	28,296

For the three months ended December 31, 2004 (unaudited)
Basic	$0.08	$0.04
Diluted	0.06	0.04

For the three months ended September 30, 2004 (unaudited)
Basic	$(0.26)	$(0.30)
Diluted	(0.26)	(0.30)

For the nine months ended September 30, 2004 (unaudited)
Basic	$0.07	-
Diluted	0.06	-

For the twelve months ended September 30, 2004 (unaudited)
Basic	$0.31	$0.24
Diluted	0.28	0.24

For the three months ended June 30, 2004 (unaudited)
Basic	$(0.13)	$(0.16)
Diluted	(0.13)	(0.16)

For the six months ended June 30, 2004 (unaudited)
Basic	$0.33	$0.30
Diluted	0.30	0.30

For the twelve months ended June 30, 2004 (unaudited)
Basic	$0.36	$0.32
Diluted	0.34	0.32

For the six months ended June 30, 2004 (unaudited) (1)
Diluted earnings per share from loss from discontinued operations	$(0.25)	$(0.23)
Diluted earnings per share from net income available to common shareholders	0.04	0.07

(1)   For the six-month period ended June 30, 2004, the Company is also required to restate diluted earnings per share from discontinued operations and diluted earnings per share from net income available to common shareholders. In accordance with SFAS 128, because the Company had income from continuing operation during the six-month period ended June 30, 2004, this period becomes the control period for determining whether potentially issuable common shares would be dilutive or anti-dilutive. Accordingly, the same number of potentially issuable common shares that is used in computing the dilutive per share amounts for income from continuing operations during this period must be used in computing all other diluted per share amounts during this period, regardless of whether these amounts would be anti-dilutive to these respective basic per share amounts. The six-month period ended June 30, 2004, is the only period in which this situation occurred.